UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2

to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2011

(Exact name of Registrant as specified in its charter)

            Florida                            000-52872                         65-1096613
(State or other jurisdiction         (Commission                          (IRS Employer
of incorporation)                         File No.)                         Identification No.)

1150 S US Highway 1 Suite 302
Jupiter, FL 33477-7236
561-249-1354

(Address and Telephone Number of Principal Executive Offices)

n/a

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant's Certifying Accountant.

Previous independent registered public accounting firm

On September 19, 2011, Assurance Group, Inc. (the "Company", "AGI") was notified by Lake and Associates CPA's, LLC ("Lake") of their resignation as the Company's independent registered public accounting firm.  On September 22, 2011 Alan R. Swift, CPA, P.A. was appointed to serve as the Company's independent registered public accounting firm by the Company's audit committee.

Prior to the resignation of Lake on September 19, 2011, Lake became aware that the Company had filed Form 10-Q and related certifications for the period March 31, 2011, and June 30, 2011, on May 11, 2011 and August 15, 2011, respectively.  Lake had no knowledge of these filings prior to their filing date and was not aware of the filings until September 19, 2011.  In addition, Lake had not reviewed any of the documents associated in any way with these two quarterly filings, issued any reports associated with these, and/or provided any level of consent to their filings.  The filing of these reports by Company's management without the knowledge and/or approval was the basis for Lake's resignation.

Lake's report on the Company's financial statements for the year ended December 31, 2010 contained an explanatory paragraph that noted that there was substantial doubt as to the Company's ability to continue as a going concern due to significant losses incurred and the Company's ability to obtain future financing, and /or it's ability to raise capital. Other than the foregoing, the report contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the subsequent interim period preceding September 19, 2011, there were (i) no disagreements with Lake on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lake, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company; and (ii) one reportable event as mentioned in paragraph 2 above as defined in Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v), respectively.

The Company provided Lake with a copy of this Amendment No. 2 to Form 8-K prior to its filing with the U.S. Securities and Exchange Commission ("SEC") and requested Lake to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of the letter from Lake is attached as Exhibit 16.1.

New independent registered public accounting firm

On September 22, 2011, the audit committee of the Company's Board of Directors authorized the appointment of the firm Alan R. Swift, CPA, P.A. ("Swift") to serve as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2011.

Within 30 days of retaining Swift, the company will amend the quarterly filings dated May 5, 2011 and August 15, 2011 to be in compliance with Title 15, Chapter 28, Section 78M(a)(2) of the United States Code.  Specifically, Swift will review the financial statements for the quarters ended March 31, 2011 and June 30, 2011.  Management will certify that all information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

During the Company's two most recent fiscal years and the subsequent interim period preceding September 22, 2011, neither the Company nor anyone on its behalf consulted with Swift regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company that Swift concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v), respectively.

Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Lake and Associates, CPA's LLC dated October 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2011

Assurance Group, Inc.

By:	/s/ Richard C. Turner
Treasurer and Chief Financial Officer